Exhibit 99.3

Joint Filing Agreement

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the shares of common stock of Virgin Media Inc. The undersigned further agree and acknowledge that such shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: December 15, 2008

Virgin Entertainment Investment Holdings Limited

/s/ Paul Fauvel
Paul Fauvel as alternate to Frank Dearie
Director

Corvina Holdings Limited

/s/ Paul Fauvel
Paul Fauvel as alternate to Frank Dearie
Director

Gamay Holdings Limited

/s/ Paul Fauvel
Paul Fauvel as alternate to Frank Dearie
Director

Virgin Group Holdings Limited

/s/ Paul Fauvel
Paul Fauvel as alternate to Frank Dearie
Director

/s/ Sir Richard Branson
Sir Richard Branson

Cougar Investments Limited

/s/ Alison Renouf
Alison Renouf
Director

Plough Investments Limited

/s/ Alison Renouf
Alison Renouf
Director

RBC Trustees (C.I.) Limited (as trustee for the RBC Trusts)

/s/ Paul Fauvel
Paul Fauvel as alternate to Frank Dearie
Director

Deutsche Bank Trustee Services (Guernsey) Limited

/s/ Alison Renouf
Alison Renouf
Director

/s/ Tracy Martel
Tracy Martel
Authorised Signatory